Exhibit 99.1

COMSTOCK

Comstock Reports Fourth Quarter and Fiscal Year 2025 Results

CHCI's strong Q4 drives growth across all key performance metrics
Company launches Data Center Platform - multiple data center projects to provide new revenue sources
Multiple Institutional Venture Platform acquisitions anticipated to close in 2026

Q4 2025
- **Q4 revenue increased 42% to $23.9 million;**
- **Q4 net income increased 31% to $13.5 million, including 53% increase in operating income**
- **Q4 Adjusted EBITDA increased 51% to $8.1 million**

Fiscal Year 2025
- **YTD revenue increased 23% to $62.9 million - 28th consecutive quarter of YoY growth**
- **YTD net income increased 17% to $17.1 million**
- **YTD Adjusted EBITDA increased 16% to $13.4 million**

Managed Portfolio
- **Commercial and Residential assets remain amongst the most in-demand and highly leased in the region**
  - **410,000 sqft. of commercial leases executed in Q4 alone; more than 600,000 sqft. in 2025**
  - **Residential leased occupancy has remained above 90% since Q1 2023**
- **20 additional AUM vs. prior year, including 3 new ParkX third-party contracts added in Q4**

Real Estate Venture Platforms
- **Institutional Venture Platform ("IVP") acquisitions among Company's primary FY 2026 objectives**
  - **Previously announced acquisition of stabilized multifamily property in Rockville, Md. closing in Q1 2026; Additional IVP acquisition expected to close in Q2 2026**
- **Data Center Platform ("DCP") announced, initially focusing on two strategic partnerships established in connection with large-scale data center campus developments in Oklahoma and the Mid-Atlantic region**

RESTON, Va. — March 17, 2026 — Comstock Holding Companies, Inc. (Nasdaq: CHCI) ("Comstock" or the "Company") today announced financial results for the fourth quarter and fiscal year ended December 31, 2025.

"I am pleased to announce Comstock's 7th consecutive year of double-digit annual top-line growth while maintaining a debt-free balance sheet," said Christopher Clemente, Comstock's Chairman and Chief Executive Officer. "Our success in 2025 is a testament to the quality of the assets we develop and manage, the best-in-class services we provide, and the commitment of every team member to deliver exceptional experiences for our customers and extraordinary results for our shareholders."

Key Performance Metrics

($ in thousands, except per share and portfolio data)	Q4 2025	Q4 2024	YTD 2025	YTD 2024
Revenue	$ 23,933	$ 16,908	$ 62,861	$ 51,294
Net income	$ 13,475	$ 10,327	$ 17,051	$ 14,560
Adjusted EBITDA	8,099	5,377	13,437	11,597
Net income per share — diluted	$ 1.28	$ 0.99	$ 1.63	$ 1.41
Managed Portfolio - # of assets	92	72	92	72

Please see the included financial tables for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.

1

In 2025, the Company delivered multiple significant buildings in Reston Station’s highly anticipated second phase, The Row at Reston Station. The 1.6 million square foot phase includes two Trophy-class office towers representing a total of approximately 590,000 square feet, a second BLVD-branded residential tower containing 418 apartments, and Virginia’s first JW Marriott-branded hotel and residences - a 248-key hotel with a market- leading 40,000+ square feet of event space, and 94 luxury condominiums at the top of the tower. In Q4-25, leading federal contractor Booz Allen Hamilton (“BAH”) announced it would relocate its global headquarters from Tysons Corner to The Row at Reston Station in 2027, occupying 300,000+ square feet across the Company’s two new office towers - 100% of 1870 Reston Row Plaza and ~35% of 1800 Reston Row Plaza. This landmark lease was among the largest private sector office leases in the Washington, D.C. region in 2025. Currently, ~80% of the total office space in these recently delivered buildings is committed to BAH and other tenants. BAH announced that upwards of 1,500 jobs will relocate to Reston upon the completion of interior construction. To date, the JW Marriott Residences Reston Station has generated condominium sales of more than $100 million, representing approximately 50% of the projected total sales and making it one of the best-selling condominium projects in the region. The JW Marriott Reston Station hotel has quickly become among the best performing hotel and conference centers in Northern Virginia, attracting numerous corporate events to its market-leading luxury banquet and meeting space. Institutional Venture Platform In Q3-25, the Company announced the continuation of its Institutional Venture Platform (“IVP”) with plans to acquire a 400+ unit residential property in Rockville, Maryland. That acquisition is expected to close in Q1-26, and the Company expects to announce additional acquisitions in the coming months. The Company’s Board of Directors also recently adopted its Institutional Venture Platform Policy, which can be found in the “Governance Documents” section of it’s Investor Relations website. Acquisitions under the Company’s IVP typically provide above average returns on invested capital (“ROIC”), generate fee-based revenue related to the asset management, property management, leasing, and capital improvement services provided by the Company to the IVP joint venture, as well as supplemental fee revenue related to acquisition/disposition services. Additionally, the Company typically earns a return on its capital and a “promoted” interest in the profit generated upon sale of the property. “Increasing AUM by acquisitions through our Institutional Venture Platform is among our primary objectives for 2026,” said Mr. Clemente. “These joint ventures pair our operational expertise with the vast capital resources of our institutional partners. By identifying core, core+, and value-add acquisition opportunities and executing a strategic plan that we develop with our institutional partner, we enhance the operations and performance of acquired assets and generate above average, risk-adjusted returns for our partners and shareholders while minimizing capital risk for Comstock.” Data Center Platform The Company also recently announced the launch of its Data Center Platform (“DCP”), initially focusing on two strategic partnerships established in connection with large-scale data center campus developments in Oklahoma and the Mid-Atlantic region. The Company will leverage its vast experience with designing large scale, multi- building developments and infrastructure projects, obtaining entitlements, and marketing “powered land” located in areas of focus for data center “hyperscalers.” 2

In the Mid-Atlantic region, the Company is providing entitlement and development services pursuant to a fee- based asset management agreement that provides robust profit sharing revenue opportunities for the Company upon sale of entitled data center development land to hyperscaler data center operators. No significant capital investment is required by the Company, ensuring the potential for sizable ROIC. In Oklahoma, the Company has committed a modest initial investment to form a strategic partnership with Jericho Energy Ventures (TSXV: JEV) (“Jericho”) that will focus the development of large-scale data center campuses on several thousand acres in Oklahoma where Jericho owns and operates natural gas infrastructure capable of providing “behind the meter” power sources for data center operation. Through its direct investment in the joint venture with Jericho, the Company will earn a share of the potentially significant profits upon the sale of the joint venture’s assembled land portfolio to one or more data center hyperscalers. “The launch of our Data Center Platform represents a logical extension of our IVP, marking Comstock’s official entry into a critical real estate sector that is driving the digital economy,” added Mr. Clemente. “The DCP endeavors we recently announced follow the same roadmap as all our strategic real estate ventures, representing low-risk, capital-light opportunities to generate additional diversified revenue streams while maintaining our pristine balance sheet.” The Company will post an updated Investor Presentation to the “Events and Presentations” section of its Investor Relations website on March 17, 2026. Additional Information • Stabilized Commercial managed portfolio is 93% leased; 8 commercial leases executed in Q4, representing approximately 410,000 sqft. of office and retail spaces; 602,000 sqft. leased in 2025. • Residential managed portfolio is 93% leased; well over 600 units leased in 2025. • ParkX subsidiary revenue increased 123% vs. prior year; 45 new contracts secured in FY25, including 19 new contracts in Q4. • Significant developed assets currently under construction/opening soon in The Row at Reston Station: ◦ BLVD Haley, a 419-unit luxury residential tower - partially delivered in Q4-25, scheduled to be fully delivered by Q2-26. Cautionary Statement Regarding Forward-Looking Statements This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place any undue reliance on any forward-looking statement, which speaks only as of the date made. Any number of important factors could cause actual results to differ materially from those projected or suggested by the forward-looking statements. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise. 3

About Comstock Founded in 1985, Comstock is a leading asset manager, developer, and operator of mixed-use and transit- oriented properties in the Washington, D.C. region. With a managed portfolio that includes approximately 10 million square feet of stabilized, under construction, and planned assets that are strategically located at key Metro stations, Comstock is at the forefront of the urban transformation taking place in one of the nation’s best real estate markets. Comstock’s developments include some of the largest and most prominent mixed-use and transit-oriented projects in the mid-Atlantic region, as well as multiple large-scale public-private partnership developments. For more information, please visit Comstock.com. Investor Contact Media Contact investorrelations@comstock.com publicrelations@comstock.com 4

December 31, December 31, 2025 2024 Assets Current assets: Cash and cash equivalents $ 31,282 $ 28,761 Accounts receivable, net 829 282 Accounts receivable - related parties 19,137 7,254 Prepaid expenses and other current assets 2,018 430 Total current assets 53,266 36,727 Fixed assets, net 674 574 Intangible assets 144 144 Leasehold improvements, net 30 60 Investments in real estate ventures 5,953 6,228 Operating lease assets 5,002 5,916 Deferred income taxes, net 18,894 14,720 Deferred compensation plan assets 897 438 Other assets 102 60 Total assets $ 84,962 $ 64,867 Liabilities and Stockholders' Equity Current liabilities: Accrued personnel costs $ 7,839 $ 4,952 Accounts payable and accrued liabilities 847 781 Current operating lease liabilities 994 922 Total current liabilities 9,680 6,655 Deferred compensation plan liabilities 960 492 Operating lease liabilities 4,356 5,351 Total liabilities 14,996 12,498 Stockholders' equity: Class A common stock 99 97 Class B common stock 2 2 Additional paid-in capital 203,246 202,702 Treasury stock (2,662) (2,662) Accumulated deficit (130,719) (147,770) Total stockholders' equity 69,966 52,369 Total liabilities and stockholders' equity $ 84,962 $ 64,867 COMSTOCK HOLDING COMPANIES, INC. Consolidated Balance Sheets (Unaudited; In thousands) 5

Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Revenue $ 23,933 $ 16,908 $ 62,861 $ 51,294 Operating costs and expenses: Cost of revenue 15,433 11,255 48,080 38,630 Selling, general, and administrative 676 487 2,545 2,075 Depreciation and amortization 75 84 306 302 Total operating costs and expenses 16,184 11,826 50,931 41,007 Income (loss) from operations 7,749 5,082 11,930 10,287 Other income (expense): Interest income 185 196 807 672 Gain (loss) on real estate ventures (54) 72 (1) (297) Other income (expense), net 9 7 141 63 Income (loss) from operations before income tax 7,889 5,357 12,877 10,725 Provision for (benefit from) income tax (5,586) (4,970) (4,174) (3,835) Net income (loss) $ 13,475 $ 10,327 $ 17,051 $ 14,560 Weighted-average common stock outstanding: Basic 10,090 9,895 10,067 9,846 Diluted 10,510 10,418 10,470 10,327 Net income (loss) per share: Basic $ 1.34 $ 1.04 $ 1.69 $ 1.48 Diluted $ 1.28 $ 0.99 $ 1.63 $ 1.41 COMSTOCK HOLDING COMPANIES, INC. Consolidated Statements of Operations (Unaudited; In thousands, except per share data) 6

Adjusted EBITDA The following table presents a reconciliation of net income (loss) from continuing operations, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA: Three Months Ended December 31, Year Ended December 31, 2025 2024 2025 2024 Net income (loss) $ 13,475 $ 10,327 $ 17,051 $ 14,560 Interest income (185) (196) (807) (672) Income taxes (5,586) (4,970) (4,174) (3,835) Depreciation and amortization 75 84 306 302 Stock-based compensation 266 204 1,060 945 (Gain) loss on real estate ventures 54 (72) 1 297 Adjusted EBITDA $ 8,099 $ 5,377 $ 13,437 $ 11,597 The increases in Adjusted EBITDA for the three months and year ended December 31, 2025 are primarily driven by significant increases in recurring fee-based revenue from our three operating property management subsidiaries and supplemental fee revenue from leasing activity. We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and gain or loss on equity method investments in real estate ventures. We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period. We believe Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain non-cash items that are not considered by management to be indicative of our operational performance. While we believe that Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation, or as a substitute, for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may differ from similarly titled measures presented by other companies. COMSTOCK HOLDING COMPANIES, INC. Non-GAAP Financial Measures (Unaudited; In thousands) 7